Exhibit 99.1

Transforming Community - Based Healthcare Corporate Presentation September 2021

This presentation (together with oral statements made in connection herewith, this “Presentation”) is provided for informatio nal purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential b us iness combination between LumiraDx Limited (“LumiraDx”) and CA Healthcare Acquisition Corp. (“CAH”) and related transactions (the “Proposed Business Combination”) and for no other purpose. By accepting this Pres ent ation, you acknowledge and agree that you will not distribute, disclose or use such information in any way detrimental to Lum ira Dx or CAH. No representations or warranties, express or implied are given in, or in respect of, this Presentation. You are also being ad vis ed that the United States securities laws restrict persons with material non - public information about a company obtained directl y or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purch ase or sell such securities on the basis of such information. To the fullest extent permitted by law, in no circumstances will CA H, LumiraDx or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arisi ng from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinio ns communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purpor t t o be all - inclusive or to contain all of the information that may be required to make a full analysis of LumiraDx or the Proposed Busi ness Combination. Viewers of this Presentation should each make their own evaluation of LumiraDx and of the relevance and ade qua cy of the information and should make such other investigations as they deem necessary. Nothing herein should be construed as legal, financial, tax or other advice. You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. The Proposed Business Combination will be submitted to the stockholders of CAH for their consideration and approval at a spec ial meeting of stockholders. LumiraDx filed a registration statement on Form F - 4 (the “Registration Statement”) with the SEC on Ju ly 7, 2021 (File No. 333 - 257745), which includes preliminary and definitive proxy statements and be distributed to holders of CAH’s common stock in connection with CAH’s solicitation for proxies for the vote by CAH’s stockholders in connect ion with the Proposed Business Combination and other matters as described in the Registration Statement, as well as the prospectu s relating to the offer of the securities to the issued to CAH’s shareholders in connection with the completion of the business combination. After the Registration Statement has been declared effective, CAH will mail a definitive proxy statemen t a nd other relevant documents to its stockholders as of the record date established for voting on the Proposed Business Combina tio n. CAH’s stockholders and other interested parties are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with CAH’s solicit ati on of proxies for its special meeting of stockholders to be held to approve, among other things, the Proposed Business Combin ati on, because these documents will contain important information about CAH, LumiraDx and the Proposed Business Combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement / prospectus, once availabl e, as well as other documents filed with the SEC regarding the Proposed Business Combination and other documents filed with the SEC by CAH, without charge, at the SEC’s website located at www.sec.gov or by directing a request to 99 Summer Street, Suite 200, Boston, MA 02110, Attention: Larry Neiterman (larry@cahcspac.com). This Presentation does not constitute a so licitation of any proxy. PARTICIPANTS IN THE SOLICITATION CAH and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxi es from CAH’s stockholders in respect of the Proposed Business Combination and the other matters set forth in the definitive pro xy statement / prospectus. Information regarding CAH’s directors and executive officers is available under the heading “Management” in CAH’s final prospectus dated January 26, 2021. Additional information regarding the participants in the proxy so licitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement / prospectus relating to the Proposed Business Combination when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes avail abl e. NO OFFER OR SOLICITATION This Presentation does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or o the r specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other sp ecific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or quali fic ation under the securities laws of any such jurisdiction. Any offering of securities (the “Securities”) will not be registered under the Secu rit ies Act of 1933, as amended (the “Securities Act”), and will be offered as a private placement to a limited number of institu tio nal “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and “Institutional Accounts ” a s defined in FINRA Rule 4512(c). Accordingly, the Securities must continue to be held unless a subsequent disposition is exempt fr om the registration requirements of the Securities Act. Investors should consult with their counsel as to the applicable requ ire ments for a purchaser to avail itself of any exemption under the Securities Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. Neither LumiraDx nor CAH is making an o ffe r of the Securities in any jurisdiction where the offer is not permitted. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESE NTA TION IS TRUTHFUL OR COMPLETE. FORWARD - LOOKING STATEMENTS All statements other than statements of historical facts contained in this Presentation are forward - looking statements. Forward - looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “an ticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “fut ure ,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward - looking statements include, but are not limited to, statements regarding estimates and forecas ts of other financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of LumiraDx’s and CAH ’s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purpose s only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to p red ict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond th e c ontrol of LumiraDx and CAH. These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the unc ertainty of the projected financial information with respect to LumiraDx; the inability of the parties to successfully or tim ely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Proposed Business Combination or the expec ted benefits of the Proposed Business Combination or that the approval of the stockholders of CAH or LumiraDx is not obtained; th e failure to realize the anticipated benefits of the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to LumiraDx; risks related to the rollout of LumiraDx’s business and the timing of expected business milestones; the effects of competition on LumiraDx’s future business; the amount of redemption requests mad e b y CAH’s public stockholders; the ability of CAH or LumiraDx to issue equity or equity - linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future and those factors discussed in CAH’s final pr osp ectus dated January 26, 2021 and any Quarterly Report on Form 10 - Q, in each case, under the heading “Risk Factors,” and other do cuments of CAH or LumiraDx filed, or to be filed, with the SEC. If any of these risks materialize or CAH’s or LumiraDx’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither CAH nor LumiraDx presently know or that CAH and LumiraDx currently bel ie ve are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect CAH’s and LumiraDx’s expectations, plans or forecasts of future events and views as of the date of this Presentation. CAH and LumiraDx anticipate that subsequent events and developments will cause CAH’s and L umiraDx’s assessments to change. However, while CAH and LumiraDx may elect to update these forward - looking statements at some point in the future, CAH and LumiraDx specifically disclaim any obligation to do so. These forward - looking st atements should not be relied upon as representing CAH’s and LumiraDx’s assessments as of any date subsequent to the date of thi s Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. Neither LumiraDx, CAH, nor any of their respective affiliates have any obligation to update this Presentation. INDUSTRY AND MARKET DATA This presentation includes statistical and other industry and market data that we obtained from industry publications and res ear ch, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry p ubl ications and third - party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. CAH and Lum ira Dx believe that these third - party sources and estimates are reliable, but have not independently verified them. LumiraDx’s estim ates of the potential market opportunities for its Platform include several key assumptions based on industry knowledge, industry publications, third - party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While LumiraDx and CAH believe that their own internal assumptions are reasonabl e, no independent source has verified such assumptions. The industry in which LumiraDx operates is subject to a high degree of uncertainty and risk due to a variety of important factors that could cause results to differ materially from those ex pressed in the estimates made by third parties and by LumiraDx or CAH. USE OF PROJECTIONS This Presentation contains projected financial information with respect to LumiraDx, including, but not limited to, estimated re sults for fiscal year 2021. Such projected financial information constitutes forward - looking information, and is for illustrativ e purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimate s underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant busi nes s, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those co nta ined in the prospective financial information. See “Forward - Looking Statements” paragraph above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclus ion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither CAH’s nor LumiraDx’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordi ngl y, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Pre sentation. FINANCIAL INFORMATION; NON - GAAP FINANCIAL MEASURES Some of the financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X pr omulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration statement to be filed by CAH with the SEC. Some of the financial information and data contained in this Presentation, have not been prepared in accordance with United S tat es generally accepted accounting principles (“GAAP”). CAH and LumiraDx believe these non - GAAP measures of financial results prov ide useful information to management and investors regarding certain financial and business trends relating to LumiraDx’s financial condition and results of operations. LumiraDx’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. CAH and LumiraDx belie ve that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing LumiraDx’s financial measures with other similar compan ies , many of which present similar non - GAAP financial measures to investors. The principal limitation of these non - GAAP financial m easures is that they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. TRADEMARKS AND TRADE NAMES LumiraDx and CAH own or have rights to various trademarks, service marks and trade names that they use in connection with the op eration of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third pa rti es, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with LumiraDx or CAH, or an endorsement or sponsorship by or of LumiraDx or CAH. Solely for convenience, the trademarks, service marks and trade names re fer red to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that LumiraDx or CAH will not assert, to the fullest extent under applicable law, their rights or the r igh t of the applicable licensor to these trademarks, service marks and trade names. Disclaimer Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 2

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Transaction Details 3

Revised Transaction Overview 4 ▪ Attractive Entry Point - Terms establish a more attractive entry point for investors, and a highly compelling investment thesis on an absolute and relative basis ▪ Revised Deal Factors - Factors considered in revising the valuation include: the recent market environment for publicly traded diagnostic companies, volatility in COVID - 19 testing demand, and feedback from CAHC’s advisors and shareholders ▪ LumiraDx Roadmap - LumiraDx has a roadmap of 10 new test approvals over the next 24 months on its platform, including Troponin, Flu/COVID, and TB. ▪ Updated Guidance - LumiraDx recently updated 2021 revenue guidance range to $300 - 500 million and provided 2024 revenue guidance in the range of $1.00 - 1.25 billion. ▪ Closing - The Boards of Directors of both LumiraDx and CAHC reaffirm their recommendation of the deal, which is expected to close in the fall of this year, subject to approval by the security holders of CAHC and LumiraDx and the satisfaction of customary closing conditions. Upon closing, LumiraDx is expected to trade on Nasdaq under the ticker symbol "LMDX." Revised transaction terms adjust LumiraDx’s pro forma valuation for the combined group from $5 billion to $3 billion (excluding $115 million raised by CAHC in its IPO). Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

(1) Assumes no redemptions (2) Assumes company cash balance as of 6/30/2021 of $245M plus $115M from cash in trust minus $16M of estimated combined fees & e xpe nses (3) Includes $300M of BioPharma Credit debt, $18M The Gates Foundation debt, and excludes convertible debt that will be converted as a part of the transaction Note 1: Numbers presented are pro forma, estimated as of 6/30/2021, and exclude any funding from Capital One Note 2: Excludes 5.75M public warrants LumiraDx 95.3% Sources LumiraDx Equity $3,000 CAHC Cash Held in Trust 1 $115 Total Sources $3,115 Uses LumiraDx Equity $3,000 Cash to LumiraDx Balance Sheet $99 Estimated Combined Fees & Expenses $16 Total Uses $3,115 Shares Outstanding 315 Price Per Share $10.00 Market Capitalization $3,148 Less Cash Balance 2 $(344) Plus Debt 3 $318 Enterprise Value $3,122 Pro - Forma Terms of Revised Deal (Based on 6/30) 5 CAHC Public Investor Shares 3.7% CAHC Sponsor Shares 1.0% (Stated in Millions other than per share and percentage metrics) Pro Forma Ownership • No existing LumiraDx shareholders will be selling shares • The additional capital and cash from operations will provide growth capital to support increasing product demand, continued R&D activities and commercial and manufacturing expansion. • The transaction is currently expected to close in the fall of 2021. Pro Forma Valuation Key Points Sources and Uses Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

Dorian LeBlanc, C.P.A. CFO and Vice President, Global Operations LumiraDx’s Proven Track Record Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Veronique Ameye Executive Vice President and General Counsel Nigel Lindner, Ph.D. Chief Innovation Officer Pooja Pathak Vice President, Platform Strategy Jerry McAleer, Ph.D. Chief Scientist, Co - Founder and Director Dave Scott, Ph.D. Chief Technology Officer, Co - Founder and Director Ron Zwanziger CEO, Co - Founder, Chairman and Director Peter Scheu President, North American Commercial Operations David Walton, D.M.S. Chief Commercial Officer Tom Quinlan General Manager, Health IT INVERNESS Sold to J&J for $1.3B ALERE Sold to Abbott for $8.2B MEDISENSE Sold to Abbott for $900M Founded in 2014 6

Our Mission Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. We are focused on transforming community - based healthcare by providing fast, accurate and comprehensive diagnostic information to healthcare providers at the point of need, thereby enabling better medical decisions leading to improved outcomes at lower cost. Our diagnostic solutions are designed to be affordable and accessible for every individual around the world. 7

Current Point of Care (POC) Solutions Have Major Limitations The traditional approach to POC test development has limited scalability and has resulted in ineffective, inefficient and costly solutions Poor clinical performance in areas of high clinical need Limited test menu High cost of total ownership Flu A/B, RSV, Strep Lipid Profile, Glucose HbA1c, CRP, ACR TNI, CK - MB, Myoglobin, BNP, D - Dimer, TOX Flu A/B, RSV, Strep INR 8 Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

We Have Developed and Commercialized an Innovative, Disruptive Solution for POC Testing Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Consolidating multiple POC systems onto a single instrument, The LumiraDx Platform is designed to be a one - stop solution to transform diagnostic testing and health outcomes around the world Lab - comparable performance in minutes Broad menu of tests on a single instrument Low cost of ownership 9

Business Momentum: COVID - 19 Deployment A Was A Major Accelerator of Our Plans Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 10 200 8,000 15,000 2019 2020 2021 (6/30) 4M 16M 28M 2019 2020 2021 (6/30) 6 27 90+ 2019 2020 2021 (6/30) Instrument Shipments Monthly Manufacturing Capacity Countries Served # of Employees 570 1,002 1,500+ 2019 2020 2021 (6/30)

Key Takeaways World - Class Diagnostics Management Team Experienced team of diagnostics industry professionals with a long - term track record of success Transformative Technology The LumiraDx platform technology delivers fast lab - comparable performance at the POC through a portable digitally connected system. Proprietary Manufacturing Advantage World - class manufacturing capabilities enable large - scale low - cost production with significant capacity levels. Customer Focused Growth Strategy LumiraDx will drive adoption of the platform through partnerships in three core channels: 1. Physician Office/Retail/Pharmacy 2. Acute/Emergency Care 3. Global Health Large and Growing Global Market Opportunity Addressing a large and underpenetrated global diagnostics testing market Proven Platform Platform validation of several assays with blue - chip customers, including CVS, NHS, and The Gates Foundation Robust Pipeline of Assays The LumiraDx platform has a robust assay pipeline that will enable the opportunity to improve care pathways and outcomes at the Point Of Care. Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 11

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. A Proven Platform That Delivers 12

Allows for Multiple Sample Types and Test Technologies on Common Strip Architecture Immunoassay Enzyme Molecular 13 Electrolytes / Blood Gas Clinical Chemistry Hematology Fingerstick blood Venous blood/ Plasma/Serum Nasal/Nasopharyngeal Throat Swab + Saliva Urine Test Technologies Sample Types Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

Addresses a Large and Underpenetrated POC Testing Market Opportunity

Global Diagnostics Testing Market (incl. COVID-19)



$14.4B
$11.8B
$51.7B
$15.0B
$4.5B
$97.4B
Self-Testing POC
Professional POC
Central Lab
Covid-19 Ag & Ab
Covid-19 Molecular
Total

Represents a ~$79 B growth opportunity for LumiraDx's POC testing to take testing volume share

Testing Prices



5 – 10x
Central Lab
2 – 3x
Central Lab
Base Price
Central Lab
LumiraDx POC
Other POC

POC's limited market share is due to limited menu of expensive tests. LumiraDx sees a significant opportunity to expand POC market share with broader test menu and performance similar to central laboratory with lower prices at POC.

lumiraDx™

Note: Global Diagnostics Testing Market and Testing Prices based on company estimates and exclude the mass screening market which we intend to target with our Amira System, assuming completion of development and regulatory approval.

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

14

Rapid Rollout of Platform Assays In 2021-2022 Focus on Largest Testing Needs in Community Based Care

Test	IVD Category	Market Segments	CE Mark[1]	FDA Submission[2]	TAM[3]
COVID-19 antigen	Immunoassay	Physician office, Retail/Pharmacy, Acute/Emergency Care, Global Health	Complete	Complete	~\$4-\$16B[4,5]
COVID-19 antigen pool	Immunoassay	Physician office, Retail/Pharmacy, Acute/Emergency Care, Global Health	Complete	H2 2021	~\$2-\$8B[4,5]
COVID-19 antibody	Immunoassay	Physician office, Retail/Pharmacy	Complete	Submitted	~\$1-\$3B
INR	Coagulation	Physician office, Retail/Pharmacy	Complete	H1 2022	~\$500M
D-Dimer	Immunoassay	Physician office, Acute/Emergency Care	Complete	H2 2022	~\$700M
Flu A/B + COVID-19	Immunoassay	Physician office, Retail/Pharmacy, Acute/Emergency Care	H2 2021	H2 2021	~\$1.5-3B[4]
RSV + COVID-19	Immunoassay	Physician office, Retail/Pharmacy, Acute/Emergency Care	H2 2021	H2 2021	~\$200-\$450M[4]
CRP	Immunoassay	Physician office, Retail/Pharmacy, Global Health	H2 2021	TBC	~\$300M
HbA1c	Immunoassay	Physician office, Retail/Pharmacy	H1 2022	H2 2022	~\$1.3B
HS Troponin I	Immunoassay	Acute/Emergency Care	H1 2022	H2 2022	~\$900M
Strep A	Molecular	Physician office, Retail/Pharmacy, Acute/Emergency Care	H2 2022	H2 2022	~\$300M
TB	Molecular	Global Health	H2 2022	N/A	~\$250M
Na, K	Clinical Chemistry	Physician office, Retail/Pharmacy, Acute/Emergency Care	H2 2022	H2 2022	~\$150M
Hemoglobin	Hematology	Physician office, Retail/Pharmacy, Acute/Emergency Care, Global Health	H2 2022	H2 2022	~\$400M
BNP / NT-proBNP	Immunoassay	Acute/Emergency Care	H2 2022	H2 2022	~\$700M

(1) CE Mark timelines based on self-certification and may be impacted by IVDR
(2) Launch dates dependent on device classification and related FDA review timelines
(3) Global Total Addressable Market ("TAM"), based on our assumptions, including the (1) existing market sizes, (2) central lab market that could move to the POC, and (3) expansion of diagnostic testing
(4) COVID-19 antigen TAMs may overlap with each other (e.g., COVID-19 antigen, COVID-19 antigen pool, Flu A/B + COVID-19, RSV + COVID-19)
(5) COVID-19 antigen TAM is expected to be ~\$10-\$16B during 2021 and is expected to drop down to ~\$4-\$6B going forward. COVID-19 antigen pool TAM is expected to be ~\$5-\$8B during 2021 and is expected to drop down to ~\$2B-\$3B going forward

lumiraDx™

15

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

Amira Focused on COVID - 19 Near Term, With Broader Screening and Home Testing Capabilities Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Amira Test Strip and Carton LumiraDx Engage App Amira Device Near Term Mid - Term Long Term High sensitivity, connected screening for infectious diseases: HIV, Malaria , Dengue At - home monitoring of chronic conditions as well as OTC testing solutions $2 - 4 COVID - 19 Antigen Test for POC and OTC use in Fall 2021 16

Unmet need for High Sensitivity Flu A/B + COVID-19 Combo Antigen Test

Key differential

	TRUE POC Product Needs	Quidel Sofia	BD Veritor
Technology	Next-gen technology with reduced interferences	Lateral Flow with Reader	Lateral Flow with Reader
Reference	Molecular	Molecular (COVID) Culture (Flu)	Molecular (COVID) Molecular, LF (Flu)
Intended use	**10+ DSO**	5 DSO, presumptive after 5 days	6 DSO, all negative presumptive
EUA COVID-19 PPA	**≥95% vs. RT-PCR**	95.2% (n=42 vs. RT-PCR)	86.7% (n=60 vs. RT-PCR)
EUA Flu A PPA	**≥90% vs. RT-PCR**	100% (n=70 vs. 510K Sofia and Solana) 510K data Nasal: 90.0% (n=138 vs. culture) NP: 97.1%(n=103 vs. culture)	100% (n=40 vs 510K BD Flu A/B) 510K data 82.7% (n=226 vs. RT-PCR)
EUA Flu B PPA	**≥90% vs. RT-PCR**	100% (n=15 vs. 510K Sofia and Solana) 510K data Nasal: 89.0% (n=112 vs. culture) NP: 90.0% (n=112 vs. culture)	100% (n=35 vs 510K BD Flu A/B) 510K data 80.7% (n=171 vs RT-PCR)
LOD	**SARS-CoV-2: <50 TCID50/mL Flu A (H3N2): <100 TCID50/mL Flu B: <100 TCID50/mL**	SARS-CoV-2: 91.7 TCID50/mL Flu A (H3N2): 50 TCID50/mL Flu B: 1.8 TCID50/mL	SARS-CoV-2: 2.8 x 102 TCID50/mL Flu A (H3N2): 4.11 x 104 TCID50/mL Flu B: 3.97 x 107 EID50/mL
Time to results	**<12 min**	15 min	15 min
Sample types	Nasal	Nasal, NP	Nasal

lumiraDx™

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

17

Flu A/B + COVID - 19 POC Testing is Significant Near - Term Revenue Opportunity 18 Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. $1.5 - 3B TAM • $20 - 25 est market price • Combo reimbursed at $63 - 73 in US vs. $43 for COVID only 45+ Countries with LumiraDx Platform globally for Flu+COVID combo testing 3,500+ Instruments placed in the US for Flu+COVID combo testing Countries covered LumiraDx has expanded COVID - 19 testing into community settings such as airports, schools, cruise lines, sporting events, workplaces, and other public events.

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Significant Worldwide Distribution 19

Customer Focused Growth Strategy: 3-Year Roadmap

	Physician Office / Retail / Pharmacy	Acute / Emergency Care	Global Health
Install Base	5,000+	2,000+	5,000+
Commercially Available	INR D-Dimer COVID-19 Antigen COVID-19 Antibody	D-Dimer COVID-19 Antigen COVID-19 Antibody	COVID-19 Antigen
Strategic Partners	CVS pharmacy, Boots, US Health Systems	NHS	Bill & Melinda Gates foundation
2021-2022 Launch	CRP Flu A/B + COVID-19 RSV + COVID-19 HbA1c Na, K Strep A Hemoglobin BNP / NT-proBNP	Flu A/B + COVID-19 RSV + COVID-19 HS Troponin Na, K Hemoglobin BNP / NT-proBNP	CRP Flu A/B + COVID-19 TB Hemoglobin HbA1c
3 Year Roadmap	Sexual Health Diabetes Cardiovascular disease Respiratory	Cardiac Respiratory Hospital Acquired Infection	Virology Vector Borne Disease

Note: Total instrument shipments are 15,000 with 3,000 estimated for use in COVID-19 screening applications with future testing needs to be determined

lumiraDx

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

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A Broad Testing Menu Will Drive Robust Testing Volumes And Attractive Unit Economics Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Illustration: US Physician Office Group Total Revenue Per Year YEAR 1 YEAR 2 YEAR 3 Test Volume ASP Revenue Test Volume ASP Revenue Test Volume ASP Revenue Respiratory Flu A/B 1,140 $7.50 $8,550 1,140 $7.50 $8,550 1,140 $7.50 $8,550 COVID - 19 1,140 $16.00 $20,520 1,140 $16.00 $18,240 1,140 $16.00 $15,960 Strep A (MDX) 1,008 $14.00 $14,112 1,008 $14.00 $14,112 Diabetes HbA1c 480 $5.00 $2,400 1,440 $5.00 $6,480 Glucose 1,440 $3.00 $4,320 Cr 720 $3.00 $2,160 Cardiovascular Lipids 1,872 $6.00 $10,296 Na, K 936 $4.00 $3,744 936 $3.00 $2,808 ALT/AST 1,152 $4.00 $4,608 Sexual Health hCG 1,152 $3.00 $3,456 CT/NG (MDX) 288 $10.00 $2,880 Coagulation INR 1,584 $4.00 $6,336 1,584 $4.00 $6,336 TOTAL 2,280 $29,070 6,288 $53,382 13,872 $81,966 21 Note 1: Pricing is directional only Note 2: for illustration purposes only, actuals may vary depending on market circumstances, volumes, reimbursement, customer demand or other factors Menu and pricing strategy allows for meaningful revenue/margin to LumiraDx as well as the Customer.

Direct (Current) Direct (Planned) Global Commercial Footprint Poised For Growth • >1,500+ employees, of which >200 are commercial employees located in 27 countries • Direct sales operations in Western Europe, USA, Japan, Colombia, Brazil, India and Africa • Distribution in another >30 countries. Total reach >90 countries • Over time, plan to operate with a direct commercial presence in each of the largest diagnostics markets, including China, South Korea, Southeast Asia and Latin America to ensure broad access of our Platform globally 22 Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only.

15K Platform Shipments Globally and Further Market Access Plans


Instrument Placement Locations

North America
- US registered: COVID-19 Ag (EUA), COVID-19 Ab (EUA submitted)
- Canada: COVID-19 Ag submitted

Europe and Middle East
- CE Mark: COVID-19 Ag, COVID-19 Pool, COVID-19 Ab, INR, D-Dimer
- Registrations underway in ME and Russia

Asia Pacific
- Japan, Hong Kong, and Australia registered
- Registration underway in India, Indonesia, Thailand, Malaysia, Singapore, others

South America
- Brazil ANVISA: COVID-19 Ag, COVID-19 Ag Pool, COVID-19 Ab, D-Dimer, INR
- Colombia: COVID-19 Ag

Africa
- WHO PQ: COVID-19 Ag and transition to country procurement in process, currently available through EUA

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Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only Large Scale Manufacturing Infrastructure Enabling Global Growth Instruments Test Strips LumiraDx Platform Manufactured by Flextronics in Althofen, Austria Manufactured on a common platform using a high volume, web - based, automated process Capacity of 28M+ test strips per month Located in Scotland and U.S. (strips and components) Amira System Manufactured in US/planned Mexico Manufactured in similar fashion to platform test strips Expected capacity of up to 10M test strips per day by the fall of 2021 Located in England 24

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Attractive Financial Profile 25

2021 Revenue Update* Q1 and Q2 estimates 2021 Full Year $300 - $500 million Projected Revenue H2’21 Projections * Q1 and Q2 Unaudited estimates $300 $200 Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 26

2021 Revenue • Year to date: • $170.5 million Platform sales (including instruments and consumables) • $7.5 million RNA Star • $16.0 million other • Full Year Update: • Base Revenue – from current installed base • Revenue Opportunities largely dependent on: • COVID / Flu A / Flu B commercialization • CRP and D - Dimer commercialization • COVID Screening Opportunities • Amira commercialization Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 27

Income Statements Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 28 (000's) - IFRS Financials 2019 2020 H1'21 Unaudited Revenue 23,142 139,153 194,094 Gross Margin 8,820 52,947 56,434 Research & Development 86,546 107,539 59,257 Selling, marketing and administrative 37,294 46,129 64,998 Operating Loss (115,020) (100,721) (67,821) Net Finance Expenses (27,630) (150,222) (126,582) Tax credit / (provision) 9,541 9,946 (1,557) Net Loss (133,109) (240,997) (195,960)

Financial Statement Comments Gross Margins in H1’21 largely impacted by non - recurring expenses related to scale up and COVID dynamics with adjusted product margins in line with expectations and long term guidance Pro Forma adjustments include significant non - cash adjustments related to convertible debt and other IFRS accounting for debt and equity transactions. Cash on hand at June 30, 2021 - $245 million Decrease in cash on hand from March 31, 2021 due to inventory buildup and manufacturing CAPEX, largely completed Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 29

2024 Outlook and Financial Profile • LumiraDx Base Case Projected Revenues - $1.00 - $1.25 Billion • COVID/Flu products – 15% - 20% of total revenue • High Sensitivity Troponin – 15% - 20% of total revenue • BNP – 5% - 10% of total revenue • HbA1c – 5% - 10% of total revenue • Strong mix across other Platform pipeline products • Amira Platform – 5% - 10% of total revenue • Fast Lab Solutions – 5% - 7% of total revenue • Gross Margins exceeding 65% • Highly automated, scalable manufacturing drives immediately high gross margins • Installed manufacturing equipment flexible across full product line, high efficiency • R&D Spending at 10% or less of revenue by 2024 and decreasing • R&D and clinical spend higher as % in near term for product pipeline • Opportunity to enter new lines of business in future to leverage base technology • Operating Margins approximately 40% • LumiraDx Platform drives significant operational efficiencies for users and the Company • Lower operating margins in near term to scale global commercial organization • Taxes – UK Patent Box tax rates apply to significant portion of long term taxable income. Long term global effective tax rate approxi m ately 17% • CAPEX – Large manufacturing capacity installed in 2020/2021. Ongoing CAPEX largely for instrument reagent rentals (<5% of revenue) Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 30

Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Appendix 31

Unmet Need for High Sensitivity Troponin POC Test

Key differential

	True POC Needs	Lab Reference Abbott Architect STAT hs-TnI	POC Example Siemens Atellica VTLi hs-cTnI	POC Example Triage True hsTnI
Intended Use	Aids diagnosis of myocardial infarction	Aids diagnosis of myocardial infarction	Aids diagnosis of myocardial infarction	Aids diagnosis of myocardial infarction
Regulatory Authorization	CE Mark, FDA 510K	CE Mark, FDA 510K	CE Mark	CE Mark
Additional Potential Claims	**30 day prognosis**	30 day prognosis (CE Mark)	N/A	N/A
Limit of Quantitation <20% CV	≤ 2.0 ng/L	≤3.2 ng/L (specification) 1.5 – 2.9 ng/L (observed)	2.1 ng/L – plasma 3.7 ng/L – WB	2.1-3.6 ng/L – Plasma 2.8 ng/L – WB
Clinical Sensitivity	**Whole blood: 2h: 90%+**	EDTA Plasma – 2-4h: 90.9%	Whole blood - 2h: 81.3%	EDTA Plasma – 2-4h: 91.9%
Reportable Range	1.0 – 1,000 ng/L	3.2 to 50,000 ng/L	2.1 ng/L (plasma)/3.7 ng/L WB to 1,250 ng/L	0.1 ng/L to 1,000 ng/L
Sample size	**15µL**	210 µL (on-board) 10 µL (manual dilution)	30-100 µL	175 µL
Sample type	Capillary WB, venous blood, plasma	Plasma & serum (LiHep, K2 & K3 EDTA)	Capillary WB, venous WB & plasma (LiHep)	Venous WB & plasma (EDTA)
Time to Result	**10 min**	18 min (time to first result)	8 min	20 min

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Unmet Need for Fast, Accurate TB Test That Can Be Used at POC

Key differential

	TRUE POC Product Needs	GeneXpert MTB/RIF	Cobas MTB
Technology	qSTAR	Real time PCR	Real time PCR
Reference	Molecular (Sputum)	Culture	Culture
Sensitivity	Oral Swab: ≥90%	Raw Sputum & Sediment: 93.8% (n=468)	Raw Sputum: 94.9% (n=412) Sputum Sediment: 92.2% (n=437)
Specificity	Oral Swab: ≥95%	Raw Sputum & Sediment: 98.7% (n=628)	Raw Sputum: 98.2% (n=332) Sputum Sediment: 96.9% (n=393)
LOD (M Tuberculosis)	≤1000 CFU/mL	600 CFU/mL (raw sputum) 3,000 CFU/mL (sputum sediment)	7.6 CFU/mL (sputum/BAL sediment) 8.8 CFU/mL (raw sputum)
Time to results	<20 minutes	<2 hours	~8 hours
Sample types	Oral Swab (0.7mL)	Raw Sputum (1mL), Sputum Sediment (0.5mL)	Raw Sputum (0.4mL), Sputum Sediment or Bronchoalveolar lavage (0.2mL)

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33

Substantial Opportunity to Grow POC Testing in the Physician Office, Retail, Urgent Care Segments


$6,000M
$5,000M
$4,000M
$3,000M
$2,000M
$1,000M
$0M
~$2,900M
~$200M
~$1,900M
~$200M
~$250M
~$5,450M
Consolidation of 4-5 Existing POC Platforms
Complementary Assays to Improve Chronic Disease Mgmt at POC
Fast, Accurate Testing Solutions for Sexually Transmitted Disease
TAM
1
POC INR, HbA1c, CRP, Respiratory, Lipids, Hemoglobin tests
2
Clinical chemistry tests; expansion of diabetes, cardiovascular disease testing at POC
3
CT/NG diagnostic tests; HIV, HBV, and Syphilis screening tests
Current Addressable Market at POC
Potential Market Growth
Total Addressable Market

Note 1: Current Addressable Market at POC and TAM estimates include products on market and in development
Note 2: Market Sizes do not include COVID-19 testing market

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Substantial Opportunity to Grow POC Testing in the Acute Care, Hospital ED Segments


$4,000M
$3,000M
$2,000M
$1,000M
$0B
~$1,050M
~$500M
~$450M
~$1,050M
~$3,050M
High Sensitivity, True POC Cardiac Assay Development
Consolidation of ED / Acute Care assays onto a single POC Platform
TAM
Current Addressable Market at POC
Potential Market Growth
Total Addressable Market

1. HS Troponin, BNP, and D-Dimer tests
2. Respiratory, metabolite, Hospital Acquired Infections, blood gas, and electrolyte testing

Note 1: Current Addressable Market at POC and TAM estimates include products on market and in development
Note 2: Market Sizes do not include COVID-19 testing market

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Substantial Opportunity to Grow POC Testing in Global Health Segment


$1,200M
$1,000M
$800M
$600M
$400M
$200M
$0B
~$70M
~$450M
~$200M
~$300M
~$1,020M
Addressable Global Health Diagnostic Market
Development of Primary Care Model
Connected Screening through Amira
TAM

1 Addressable (maternal health) HIV, HIV viral load, and TB MDx

2 Maternal and Child Health + NCDs based on relative global health funding

3 POC Malaria HIV diagnostic market addressable through the Amira Platform

- Current Addressable Market at POC
- Potential Market Growth
- Total Addressable Market

Note 1: Current Addressable Market at POC and TAM estimates include products on market and in development
Note 2: Market Sizes do not include COVID-19 testing market

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Next Gen, Microfluidic Immunofluorescence Technology Drives High Sensitivity At Point Of Care



Sample and reagents actively mixed in channels
3
2
Sample
1
Active fluidics move sample
Sample added
4 Sandwich assay binding
Assay Binding View
SARS-CoV-2 NP Present in the Sample
Mag Particle
Fluorescent Latex
Mag
Latex
Mag-SARS/ SARS-CoV-2 NP Ab
SARS/SARS-CoV-2 NP Ab-Latex
5 Magnetic field captures bound particles
Magnet
6 Sample and any unbound label removed using air
Magnet
7 Dry, clear fluorescent signal measured
Optical Reader Engine
Magnet
8 Results displayed
12 Minutes

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37

38 (1) Tests included represent some COVID - 19 antigen tests that have received EUA. Sources: Product inserts and Emergency Use Authorization documentation for such products. 111 LumiraDx Ag Quidel Sofia (1) BD Veritor (1) Abbott BinaxNOW (1) Technology Microfluidic Test Strip with Instrument Lateral Flow with Reader Lateral Flow with Reader Lateral Flow COV - 2 Sensitivity 97.6% 96.7% 84.0% 84.6% Confidence Interval 91.6 – 99.3% 83.3 – 99.4% 67.0 – 93.0% 76.8 – 90.6% Intended Use Days Post Symptoms 12 5 5 7 Data Set Nasal Swab – 83 Nasal Swab – 30 Nasal Swab – 31 Nasal Swab – 117 LOD TCID 50 per mL Direct – 32 TCID 50 per mL Direct – 113 TCID 50 per mL Direct – 140 TCID 50 per mL Direct – 141 COV - 2 Specificity 96.6% 100% 100% 98.5% Time - to - Results 12 Minutes 15 Minutes 15 Minutes 15 Minutes Sample Types Nasal Nasal, NP Nasal Nasal COVID - 19 Antigen — LumiraDx Platform POC Competitive Landscape Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. Fastest, most sensitive antigen POC test currently commercially available

High Sensitivity Up to Ct<33 Enables Fast, Accurate Detection of Infective Individuals Source: Adapted from La Scola, B. et al. Eur J Clin Microbiol Infect Dis. 2020; 39(6):1059 – 1061 Confidential and Proprietary Copyright © 2021 LumiraDx Ltd. All Rights Reserved, Worldwide. For discussion purposes only. 39

The Incremental Sensitivity Has Public Health Impact


Lateral Flow Antigen Tests
LumiraDx SARS-CoV-2 Ag
PCR – Remnant RNA

- ~50% of COVID-19 patients measure Ct>25 and 30% measure Ct>30 on PCR and are potentially missed by antigen lateral flow tests[1]
- LumiraDx COVID-19 antigen test demonstrates high sensitivity at Ct<33
  - **100% sensitivity at CT<33 in clinical studies**
  - **97.6% overall positive agreement with PCR for samples collected within 12 days from symptom onset (DSO)**
  - **12 DSO is almost 2 times greater than any other antigen test**
- LumiraDx COVID-19 antigen test can detect 10-30%* of incremental cases, high coverage of all infective individuals

*Based on company estimate
(1) Ct values differ by platform, and the distribution varies by population; these are some estimates based on literature.

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